Exhibit 10.24

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

WHEREAS, Casual Male Retail Group, Inc., and Linda B. Carlo (“Executive”) entered into a certain Employment Agreement dated as of July 9, 2003, (hereinafter referred to as the “Agreement”); and

WHEREAS, Company and Executive wish to amend, modify and/or restate certain terms, provisions, conditions, and covenants of the Agreement.

NOW, THEREFORE, in consideration of the foregoing, and of the promises, covenants, conditions and agreements contained herein, and for One Dollar ($1.00) and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the Company and Executive hereby agree to amend the Agreement as follows:

1.	Section 2 of the Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

“2.    TERM

The term of employment under this Agreement shall begin on August 4, 2004 (“Employment Date”) and shall continue for a period of two (2) years from that date subject to prior termination in accordance with the terms hereof.”

2.	Section 3(a) of the Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

“3.    COMPENSATION

(a) As compensation for the employment services to be rendered by the Executive hereunder, the Company agrees to pay to Executive, and Executive agrees to accept, payable in equal installments in accordance with Company practice, an annual base salary of $303,000.00 effective as of May 1, 2004.”

3.	Except as herein specifically modified and amended, all of the terms, provisions, conditions, and covenants of the Agreement shall continue in full force and effect and shall be deemed unchanged except to the extend modified and amended herein.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Employment Agreement as a sealed instrument, in any number of counterpart copies, each of which shall be deemed an original for all purposes, as of the day and year first written below.

CASUAL MALE RETAIL GROUP, INC. (Company)

By:	/s/ DAVID A. LEVIN	June 29, 2004
	David A. Levin President and Chief Executive Officer	Date

By:	/s/ DENNIS R. HERNREICH	June 29, 2004
	Dennis R. Hernreich Secretary	Date

	EXECUTIVE /s/ LINDA B. CARLO	June 29, 2004
	Linda B. Carlo	Date